UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): December 22, 2005


                             ADVANCE NANOTECH, INC.
             (Exact name of registrant as specified in its charter)


          Colorado                        011-15499              82-0379959
         ---------                        ---------              ----------
(State or other jurisdiction            (Commission           (I.R.S. Employer
      of incorporation)                  File Number)        Identification No.)


600 Lexington Avenue, 29th Floor, New York, NY                     10022
----------------------------------------------                     -----
   (Address of principal executive offices)                      (Zip Code)


       Registrant's telephone number, including area code: (212) 583-0080


                                 Not Applicable
          (Former name or former address, if changed since last report)

Item 1.01 Entry into a Material Definitive Agreement

      On December 22, 2005, the board of directors (the "Board") of Advance Nanotech, Inc. (the "Company"), adopted the 2005 Equity Incentive Plan (the "Plan"). The Company has reserved 3,000,000 shares of its Common Stock, par value $0.001, for issuance pursuant to grants under the Plan.

      The Board approved the Plan in order to replace the Company's previously adopted Stock Option Plan (the "Old Plan"). The Board adopted the Plan based upon the advice of outside tax counsel in light of recent changes to the Internal Revenue Code, specifically Rule 409A. The Board terminated the Old Plan simultaneously with the adoption of the Plan, and no further grants of awards shall be made under the Old Plan after the date of such approval. Concurrently with the termination of the Old Plan, the rights of holders of options previously granted and outstanding under that plan will terminate and be of no further force. All participants under the Old Plan shall become participants under this Plan.

      Under the Plan, participants may be granted shares of the Company's common stock ("Stock") or options to purchase Stock. The Board delegated administration of the Plan to an equity incentive committee consisting of directors Lee Cole and Virgil Wenger. The equity incentive committee will be responsible for approving all grants made under the Equity Incentive Plan.

Item 9.01. Financial Statements and Exhibits.

      (c) Exhibits.

           Exhibit No.     Description
           -----------     -----------
           10.1            Form of Equity Incentive Plan and related agreements.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 29, 2005

                                           ADVANCE NANOTECH, INC.



                                           By: /s/ Magnus R. E. Gittins
                                               ---------------------------------
                                               Magnus R. E. Gittins
                                               Chief Executive Officer